SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 14, 2005

COLONIAL REALTY LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-20707 (Commission File Number)	63-1098468 (IRS Employer Identification Number)

2101 Sixth Avenue North Suite 750 Birmingham, Alabama (Address of principal executive offices)	35202 (Zip Code)

(205) 250-8700
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01/ Entry into a Material Definitive Agreement/

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

     On March 14, 2005, Colonial Properties Trust (the “Trust”), in its capacity as General Partner of Colonial Realty Limited Partnership (the “Company”), and Belair Real Estate Corporation, Bel Alliance Properties LLC, Bel Alliance Apartments LLC, Belport Realty Corporation and Belshire Realty Corporation (the “Series B Preferred Unit Holders”) entered into the Eighth Amendment to the Third Amended and Restated Agreement of Limited Partnership of the Company, dated as of October 19, 1999, as amended by amendments dated January 5, 2000, January 25, 2000, August 28, 2000, April 17, 2001, June 19, 2001, April 30, 2003, and February 18, 2004, collectively (the “Partnership Agreement”).

     Pursuant to the Eighth Amendment the terms of the Series B Preferred Units have been amended to make the Series B Preferred Units callable on or after August 24, 2009 rather than February 24, 2009, as previously provided in Exhibit H to the Partnership Agreement.

     The Company is filing the Eighth Amendment to the Partnership Agreement as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

Not applicable

(b)	Pro Forma Financial Information

Not applicable

(c)	Exhibits

Attached as exhibits to this form are the documents listed below:

Exhibit	Document
3.1	Eighth Amendment to Third Amended and Restated Agreement of Limited Partnership of the Company (incorporated by reference to Exhibit 10.4.1 in the Trust’s Annual Report on Form 10-K for the period ended December 31, 2004)

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONIAL REALTY LIMITED PARTNERSHIP
By: Colonial Properties Trust, its general partner

Date: March 18, 2005	By:	/s/ John E. Tomlinson
John E. Tomlinson
Executive Vice President
Chief Accounting Officer

EXHIBIT INDEX

Exhibit	Document
3.1	Eighth Amendment to Third Amended and Restated Agreement of Limited Partnership of the Company (incorporated by reference to Exhibit 10.4.1 in the Trust’s Annual Report on Form 10-K for the period ended December 31, 2004)